EXHIBIT 99.1

[NEWS RELEASE LETTERHEAD OF HUGOTON ROYALTY TRUST APPEARS HERE]

HUGOTON ROYALTY TRUST
DECLARES JANUARY CASH DISTRIBUTION

Dallas, Texas, January 20, 2004 – Bank of America, N.A., as Trustee of the Hugoton Royalty Trust (NYSE – HGT), today declared a cash distribution to the holders of its units of beneficial interest of $0.134306 per unit, payable on February 13, 2004, to unitholders of record on January 30, 2004.  The following table shows underlying gas sales and average prices attributable to the current month and prior month distributions.  Underlying gas sales volumes attributable to the current month distribution were primarily produced in November.

	Underlying Gas Sales Volumes (Mcf)		Average Gas Price per Mcf
	Total	Daily

Current Month Distribution	2,550,000	85,000	$4.11

Prior Month Distribution	2,621,000	84,600	$4.18

Three wells are currently being drilled on the underlying properties.  Budgeted development costs of $1,700,000 were deducted for this distribution. Production expense for the month was $1,427,000 and overhead was $571,000.

For more information on the Trust, please visit our web site at www.hugotontrust.com.

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Contacts:	Nancy G. Willis Vice President Bank of America, N.A. (Toll Free) 877/228-5083	Louis G. Baldwin Executive Vice President & Chief Financial Officer XTO Energy, Inc. 817/870-2800